Exhibit 99.1

pingtan marine enterprise Announces to enter consumer food market

New Processing Factory to Be Developed as Pingtan’s Central Storage, Processing, and Distribution Base

FUZHOU, China, March 15, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that Global Deep Ocean Fishing (Pingtan) Industrial Limited Company (“GDOF”), in which Pingtan has an equity investment, has begun development of a new processing factory in Pingtan Comprehensive Experimental Area, Fujian, PRC.

The processing factory will be located on a site of 40,000 square meters, and the annual storage capacity is expected to be 500,000 tons. Key facilities to be constructed will include one 50,000 tonnage cold storage, a complete set of intensive processing workshop and associated primary processing and packaging workshops as well as one warehouse, covering an overall floorage of 81,654 square meters. The finished facilities will be ultimately used for cold storage, processing and distribution of the deep ocean fish landings of Pingtan’s vessels. The processing factory is expected to begin service upon completion of construction in 2018. In light of a greater emphasis on food safety in recent years, the Company believes that there is a significant demand among the Chinese population for natural ocean products harvested and processed directly by pelagic fishing company.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are very pleased to announce that after two years of preparation, GDOF is moving forward with the construction of the fish processing factory, which marks our first step into the consumer food processing market. We intend to address the growing demand for deep-ocean fish products in the China domestic market while also enhancing the deployment of new fishing fields and new vessels. Pingtan has begun to focus on participating in the supply chain by integrating both the harvesting and processing of ocean products and the expansion of not only our presence and market share in mainland China but also the business reputation of Pingtan as a brand. Through GDOF, we aim to complete construction and begin operations of the processing factory as scheduled. We believe the facilities will contribute to the further development of Pingtan’s business operations.”

Pingtan Marine Enterprise, Ltd.	Page 2
March 15, 2017

The construction site of the processing factory

Architectural rendering of the processing factory

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and includes statements about the new processing factory. . Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include potential construction delays and cost overruns and quality issues that negatively affect our operating results, inability to obtain proper permits for construction and the processing factory, business arrangements with GDOF, inability to sell products to the end-customer at the levels anticipated, ability to operate processing factory profitably, applicable regulatory, environmental, political, legal and economic risks, and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

Pingtan Marine Enterprise, Ltd.	Page 3
March 15, 2017

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

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